FIRST AMENDMENT TO THE

AMENDED AND RESTATED ADVISORY AGREEMENT

BY AND BETWEEN

COLE CREDIT PROPERTY TRUST II, INC.

AND

COLE REIT ADVISORS II, LLC

This FIRST AMENDMENT to the AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is made as of April 17, 2006, by and between COLE CREDIT PROPERTY TRUST II, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS II, LLC, a Delaware limited liability company (the “Advisor”). This Amendment amends that certain Amended and Restated Advisory Agreement dated as of September 16, 2005 by and between the Company and the Advisor (the “Advisory Agreement”). All capitalized terms not defined herein shall have the meanings given to each in the Advisory Agreement.

WHEREAS, the Independent Directors previously approved the disclosure in the Company’s prospectus dated June 27, 2005, as supplemented (the “Prospectus”) that a finance coordination fee would be payable to the Advisor in connection with obtaining any debt financing that the Company uses for the acquisition of property and other investments in the section of the Prospectus captioned “Management - Certain Relationships and Related Transactions - Advisory Agreement” beginning on page 57 of the prospectus;

WHEREAS, the Independent Directors resolved to modify the Advisory Agreement to clarify, consistent with the above-described disclosure in the Prospectus, that a Finance Coordination Fee would be payable, in the discretion of the Independent Directors, if the Advisor performs substantial services on behalf of the Company in obtaining debt financing that is used in connection with the acquisition of property; and

WHEREAS, Section 6.04 of the Advisory Agreement provides that the Advisory Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 3.01, “Fees”, subsection (g), is hereby deleted and replaced with the following:
“3.01	Fees.

*

(g)           Finance Coordination Fee. In the event of the origination or refinancing of any debt financing obtained by the Company, including the assumption (directly or indirectly) of existing debt, that is used to acquire properties, to make other permitted investments, or that is assumed (directly or indirectly) in connection with the acquisition of properties, and if the Advisor provides a substantial amount of services, as determined by the Independent Directors in connection therewith, the Company will pay to the Advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that the Advisor shall not be entitled to a Finance Coordination Fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which the Advisor received a Finance Coordination Fee. Finance Coordination Fees payable from loan proceeds from permanent financing will be paid to the Advisor as the Company acquires and/or assumes such permanent financing, however, no finance coordination fees will be paid from loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company.

2.             This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. This Amendment may be executed and delivered by fax (telecopier); any original signatures that are initially delivered by fax shall be physically delivered with reasonable promptness thereafter. Any term used herein not otherwise defined shall have the definition ascribed to such term in the Advisory Agreement.

3.             Except as specifically amended hereby and as previously amended, the Advisory Agreement shall remain in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

COLE CREDIT PROPERTY TRUST II, INC.
/s/ Blair D. Koblenz
Blair D. Koblenz Executive Vice President and Chief Financial Officer

COLE REIT ADVISORS II, LLC
/s/ John M. Pons
John M. Pons Secretary